SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                  FORM 8-K/A
                     (Amendment No.1 to Current Report)

                Current Report pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  March 11, 1996

                           BETZ LABORATORIES, INC.
              (Exact name of registrant as specified in charter)

         Pennsylvania                  0-2085            23-1503731
        (State or other jurisdiction  (Commission      (IRS employer
         of incorporation)            File Number)    identification no.)

               4636 Somerton Road, Trevose, PA             19053
            (Address of principal executive offices)      (Zip Code)

                                (215) 355-3300
             (Registrant's telephone number, including area code)

                                     N/A
          (Former Name or Former Address, if Changed Since Last Report)


          ITEM 5.   OTHER EVENTS.

                    On March 11, 1996, Betz Laboratories, Inc., a Pennsylvania corporation (the "Company"), entered into a Worldwide Purchase and Sale Agreement (the "Purchase Agreement") with W.R. Grace & Co.-Conn., a Connecticut corporation ("Grace") and wholly owned subsidiary of W.R. Grace & Co., a New York corporation, pursuant to which, subject to the satisfaction of certain conditions, including the receipt of customary regulatory approval, the Company will purchase and Grace will sell the Dearborn Business by means of the transfer from Grace and its subsidiaries to the Company and its subsidiaries of certain assets and liabilities of the Dearborn Business. A copy of the Purchase Agreement is attached as Exhibit
          2.1 hereof, and is incorporated herein by reference in its entirety.

          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)       Exhibits.

          2.1 Worldwide Purchase and Sale Agreement, dated as of March 11, 1996, by and between Grace and the Company.


                                  SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:  March 29, 1996

                                        BETZ LABORATORIES, INC.

                                        By:/s/ William R.Cook
                                           Name: William R. Cook
                                           Title: President and
                                                  Chief Executive Officer


                                 EXHIBIT INDEX

          Exhibits

          2.1 Worldwide Purchase and Sale Agreement, dated as of March 11, 1996, by and between Grace and the Company.